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Because the  electronic  format of filing  Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen International Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      3,798,701         0.10             49,260,460        9.65


     Class B      332,862  0.06             6,059,159         9.38


     Class C      391,604  0.05             7,851,250         9.39


     Class I      23,233,926        0.12             205,996,686       9.74


     Class R      0                 0.00             204,511  9.57


     Evergreen Global Opportunities Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             5,024,899         27.86


     Class B      0                 0.00             1,330,008         24.16


     Class C      0                 0.00             1,098,044         24.27


     Class I      0                 0.00             201,811  28.46

















     Evergreen Global Large Cap Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             5,959,227         16.07


     Class B      0                 0.00             1,654,340         14.99


     Class C      0                 0.00             1,278,157         14.96


     Class I      0                 0.00             207,349  16.51





     Evergreen Emerging Markets Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             2,251,286         16.48


     Class B      0                 0.00             442,858  15.38


     Class C      0                 0.00             670,019  15.35


     Class I      0                 0.01             19,206,959        16.90








     Evergreen Precious Metals Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             5,917,277         36.01


     Class B      0                 0.00             1,244,319         34.48


     Class C      0                 0.00             3,028,553         34.30


     Class I      0                 0.00             78,640            35.82